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EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in Post Effective Amendment No. 1 on Form S-8 to the Registration Statement (Form S-4, No. 333-49378) of ProAssurance Corporation and in the Registration Statement (Form S-8, No. 333-81444) pertaining to the Incentive Compensation Stock Plan of ProAssurance Corporation of our report dated February 21, 2003, with respect to the consolidated financial statements and schedules of ProAssurance Corporation included in the Annual Report (Form 10-K and 10-K/A) for the year ended December 31, 2002.


Birmingham, Alabama
April 4, 2003